Exhibit 3.31



                            ARTICLES OF INCORPORATION

                                       OF

                              KEEBLER-GEORGIA, INC.

                                       1.

     The name of the corporation is:

                              KEEBLER-GEORGIA, INC.

                                       2.

     The corporation shall have perpetual duration.

                                       3.

     The purpose of the corporation shall be to acquire, own, lease and sublease real and personal property and any and all interests therein; and to manufacture, produce, purchase or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of and deliver biscuits, crackers, breads, pastries, confections and all other similar and allied foodstuffs and the component parts thereof; to manufacture or otherwise produce, import, export, buy, sell and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property of every kind and description; and to conduct any other businesses and engage in any other activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                       4.

     The corporation shall have authority to issue 100,000 shares of common stock of $1.00 par value per share.

                                       5.

     Shares of stock of the corporation may be issued by the corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

                                       6.

     No shareholder shall have any preemptive right to subscribe for or to purchase any shares of stock or other securities issued by the corporation.

                                       7.

     Subject to the provisions of ss. 22-512 of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the corporation, in cash or in property, to holders of shares of stock of the corporation out of the capital surplus of the corporation.

                                       8.

     The initial Board of Directors of the corporation shall consist of three members, whose names and addresses are as follows:

         Thomas S. Garvin                   677 Larch Avenue
                                            Elmhurst, Illinois  60126

         Walter S. Mann                     677 Larch Avenue
                                            Elmhurst, Illinois  60126

         Ernest O. Tungate, Jr.             677 Larch Avenue
                                            Elmhurst, Illinois  60126


                                       9.

     The corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the lows of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor, as well as out of its unreserved and unrestricted earned surplus available therefor.

                                       10.

     The corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of shares of its stock.

                                       11.

     The address of the initial registered office of the corporation shall be The First National Bank Tower, Atlanta, Georgia 30303. The initial registered agent of the corporation at such address shall be C T Corporation System.

                                       12.

     The name and address of the Incorporator is Nathaniel G. Slaughter, III, 2500 Trust Company of Georgia Building, Atlanta, Georgia 30303.

     IN WITNESS WHEREOF, the undersigned executes these Articles of Incorporation.


                                                     -----------------
                                                        Incorporator

STATE OF GEORGIA

COUNTY OF FULTON

TO THE SUPERIOR COURT OF SAID COUNTY:

     The petition of Nathaniel G. Slaughter, III whose address is 2500 Trust Company of Georgia Building, Atlanta, Georgia 30303 (hereinafter referred to as "Incorporator"), respectfully shows:

                                       1.

     The Articles of Incorporation of Keebler-Georgia, Inc., executed by the Incorporator, are attached hereto.

                                       2.

     The initial registered office of Keebler-Georgia, Inc. is to be located in Fulton County, Georgia.

                                       3.

     In accordance with ss. 22.803 of the Georgia Business Corporation Code, Incorporator exhibits herewith a Certificate of the Secretary of State of Georgia that the name "Keebler-Georgia, Inc." is available in accordance with ss. 22.801 of the said Code.

     WHEREFORE, Incorporator prays that the incorporation of Keebler-Georgia, Inc. be granted, with all of the rights, powers, privileges and immunities set forth in the attached Articles of Incorporation and such additional rights, powers, privileges and immunities as are accorded to corporations for profit under the laws of the State of Georgia as they now exist or may hereafter exist.


                                                     ---------------
                                                       Incorporator

KING & SPAULDING
2500 Trust Company of
  Georgia Building
Atlanta, Georgia  30303
Telephone: 404-577-5350

                                    O R D E R

     The Articles of Incorporation of Keebler-Georgia, Inc. and the certificate of the Secretary of State of Georgia that the name "Keebler-Georgia, Inc." is available in accordance with ss. 22.301 of the Georgia Business Corporation Code having been examined and found to be lawful;

     IT IS HEREBY ORDERED that the incorporation of Keebler-Georgia, Inc. be, and it hereby is, granted under the laws of the State of Georgia.

     This ___ day of September, 1972.


                                            ---------------------
                                            Judge, Superior Court
                                            Fulton County, Georgia